TASER International, Inc. **OPERATING METRICS (UNAUDITED)**

	2015			2014
	Q3	Q2	Q1	Q4
Axon & Evidence.com Bookings	$ 36.9	$ 30.6	$ 22.9	$ 24.6
Sequential % Change	21%	34%	-7%	
Active Paid Seats (1)	33,000	29,000	22,000	18,000
Sequential % Change	14%	32%	22%	
Average Monthly Revenue Per User	$ 27.6	$ 29.0	$ 26.8	$ 26.5
Future Billings (2)	$ 99.2	$ 77.7	$ 56.3	$ 39.3
Sequential % Change	28%	38%	43%	
Future Contracted Revenue (3)	$ 122.4	$ 94.9	$ 71.1	$ 53.6
Sequential % Change	29%	33%	33%	
Attachment Rate (4)	79%	77%	80%	80%
Multiple Year Contract % (5)	91%	88%	90%	90%
Evidence.com new seats booked *	9,300			
Evidence.com cumulative seats booked *	45,800			
Bookings per Seat (6) *	$ 3,697			

(1) The seats that are included in the revenue recognition as of the period end
(2) Cumulative bookings for Axon and Evidence.com to date net of cumulated Axon camera and Evidence.com recognized revenue and Axon camear and Evidence.com deferred revenue balances.
(3) Cumulative bookings for Axon and Evidence.com minus cumulative recognized revenue related solely to Axon and Evidence.com
(4) Out of all the cameras sold in the quarter, the number that also bought Evidence.com
(5) For orders booked with Evidence.com seats, the % that signed multiple year contracts
(6) Bookings net of orders without Evidence.com seats and net of renewal opportunities. Represents opportunities ranging from 1-5 year contract terms.

* Indicates new disclosure as of the current period.